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                                                                   EXHIBIT 10.20
                         PENTASTAR COMMUNICATIONS, INC.

                                 PROMISSORY NOTE

U.S. $163,000                                                  December 29, 2000


         FOR VALUE RECEIVED, PENTASTAR COMMUNICATIONS, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of Richard M. Tyler, the principal sum of One Hundred Sixty Three Thousand and No/100ths United States Dollars (U.S. $163,000) or so much thereof as may have been advanced to the Company by the payee and outstanding from time to time, with interest thereon at the rate of twelve percent (12%) per annum from the date advanced to the Company until paid in full.

         This Note is subject to the following terms and conditions:

         I. COMPUTATION AND PAYMENT OF INTEREST. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Accrued and unpaid interest will be added to the outstanding principal balance of this Note on March 31, 2001 and on the last day of each calendar quarter thereafter to and including December 31, 2002. Accrued interest on the outstanding principal balance of this Note shall be payable quarterly commencing March 31, 2001 and continuing on the last day of each calendar quarter thereafter until this Note is paid in full; provided however, in the event that interest may not be paid on any such payment date as a result of the provisions of credit facilities extended by Wells Fargo Bank, N.A. to the Company, the accrued and unpaid interest at such interest rates shall be added to the outstanding principal balance of this Note on each of the foregoing payment dates.

         II. METHOD OF PAYMENT. The Company will pay principal and interest in United States dollars. Payments of principal and interest shall be made by wire transfer to an account designated from time to time by the payee or other holder of this Note (the "Holder"). If the Holder fails to designate such an account, payments shall be made by check at the address of the Holder as reflected on the records of the Company. The Holder must surrender this Note to the Company at the time of payment in full of all accrued interest and outstanding principal.

         III. PAYMENT; PREPAYMENT. All accrued interest and outstanding principal evidenced by this Note shall be due and payable in full on the earliest of December 31, 2002, acceleration of the amount evidenced by this Note as provided herein or the occurrence of a Change of Control (as defined below). The Company may voluntarily prepay this Note in whole or in part at any time and from time to time. Change of Control means any transaction or series of transactions pursuant to which a third party or a group of third parties acting in concert (excluding the shareholders of the Company as of the date of this Note) acquires (i) at least fifty percent (50%) of the fully diluted common stock of the Company, whether through purchase, merger, consolidation or otherwise or (ii) at least fifty percent (50%) of the Company's operating assets,



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based on fair market value as a going concern. The Company shall give the Holder notice of the occurrence of a Change of Control immediately upon the occurrence thereof. Notwithstanding anything to the contrary in this Note or in the Promissory Note dated as of the date hereof in the principal amount of $142,000 to the order of Robert S. Lazzeri or the Promissory Note dated as of the date hereof in the principal amount of $345,000 to the order of Craig J. Zoellner (collectively, such notes together with this Note are referred to as the "Pentastar Notes"), any payment or prepayment by the Company on any Pentastar Note shall be made only if payments are made concurrently on all of the other Pentastar Notes pro-rata in accordance with the outstanding principal amount of such Pentastar Notes.

         IV. APPLICATION OF PAYMENTS. All payments received on this Note shall be applied first to the payment of fees and expenses due hereunder, then to the payment of accrued interest and then to the reduction of principal.

         V. WAIVERS. The Company and each endorser and guarantor of this Note, and any other person who is now or may hereafter become primarily or secondarily liable for or provide collateral security for the payment of this Note or any portion thereof (a) waives presentment, notice of dishonor and protest, (b) agrees to one or more extensions of time of payment of all or any part of this Note, for any length of time and (c) agrees that the Holder may release, agree not to sue, suspend its rights to enforce this Note against, or otherwise discharge or deal with any person against whom such maker, endorser, guarantor or other person has a right of recourse, and may release, fail or agree not to enforce or perfect its rights in or against, or otherwise deal with collateral for the payment of this Note or any portion thereof.

         VI. ATTORNEYS' FEES. If this Note or interest thereon is not paid when due, or suit is brought to enforce any right hereunder, the Company and each endorser and guarantor of this Note and any other person who is now or may hereafter become primarily or secondarily liable for the payment of this Note or any portion thereof agrees to pay all reasonable costs of collection and enforcement, including reasonable attorneys' fees. In the event of any bankruptcy or insolvency proceedings involving the Company, costs of collection shall include all costs and attorneys' fees incurred in connection with such proceedings, including the fees of counsel for attendance at meetings of creditors.

         VII. INTEREST AFTER DUE DATE. If the principal of or any accrued interest on this Note is not paid when due, as a result of acceleration or otherwise, the overdue amount shall bear interest until paid at the rate of fifteen percent (15%) per annum, compounded monthly until paid.

         VIII. INTEREST SAVINGS CLAUSE. Notwithstanding any other provision hereof, the interest payable hereunder shall be limited to the maximum amount permitted under applicable law. If any amount is paid hereunder which would be usurious under applicable law, it shall be deemed a prepayment of principal or shall be promptly refunded to the Company as necessary to avoid violation of any applicable usury statute.

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         IX. DEFAULT AND ACCELERATION.

             (A) EVENT OF DEFAULT. An "Event of Default" occurs if:

                 (i) any payment of interest on or principal of this Note is not made when it becomes due hereunder, whether at maturity or otherwise, including without limitation as a result of the requirements of Section III above;

                 (ii) pursuant to or within the meaning of any bankruptcy or other law for the relief of debtors in any jurisdiction:

                      (A) proceedings are commenced by or against the Company;

                      (B) a receiver, trustee, assignee, liquidator, conservator or similar official is appointed for the Company;

                      (C) the Company makes a general assignment for the benefit of its creditors; or

                      (D) the liquidation of the Company is ordered by a court; provided, however, that if an event described in (A) or (B) above occurs other than at the instance or with the consent or acquiescence of the Company, it shall not constitute an Event of Default unless the Company fails, within thirty
(30) days after its occurrence, to have the proceedings dismissed (or stayed continuously until dismissal) or the appointment revoked, vacated or otherwise terminated;

                 (iii) the Company ceases the active conduct of its business or sells or otherwise disposes of all or substantially all of its assets;


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                 (iv) the Company is dissolved or liquidated, the charter of the
Company is surrendered or revoked or the Company takes any action in contemplation of any thereof; or

                 (v) an event of default occurs and is continuing under credit facilities extended by Wells Fargo Bank, N.A. to the Company, the WCMA Reducing Revolving Loan And Security Agreement dated June 28, 2000 by Merrill Lynch Business Financial Services, Inc. to the Company, or replacements or refinancings of the foregoing.

                      (B) ACCELERATION. Upon the occurrence of an Event of Default specified in Section IX(a)(iii) above, all of the outstanding principal and accrued and unpaid interest immediately shall be due and payable in full. If any other Event of Default occurs and is continuing, the Holder may accelerate the maturity of this Note. Upon such acceleration, the principal of and all accrued interest on this Note shall be due and payable immediately. The Holder may at any time rescind any such acceleration and its consequences.

                      (C) OTHER REMEDIES. If an Event of Default occurs and is continuing, the Holder may pursue any available remedy to collect the payment of principal or interest on this Note or to enforce the performance of any provision of this Note. A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

         X. NOTICES. All notices that are required or may be given hereunder shall be in writing and may be given by personal delivery or by facsimile transmission or mail. The person sending any notice shall prepay all transmission charges. Any notice personally delivered or given by mail shall be deemed effective upon receipt. Transmission by a recognized courier service shall be deemed personal delivery and any notice so delivered shall be deemed received at the time of delivery confirmed by the courier service. Any notice sent by facsimile transmission shall be deemed received upon confirmation of transmission by the sender's facsimile machine. The following addresses and telecopy numbers may be used for delivery of notices until another address or telecopy number is specified by the Company or the Holder in a written notice to the other:

         If to the Company:                 Pentastar Communications, Inc.
                                            1660 Wynkoop Street, Suite 1010
                                            Denver, Colorado 80202
                                            Attention:  Chief Executive Officer
                                            Telecopy: 303-825-4402

         If to the Holder:                  Richard M. Tyler
                                            28551 Hidden Village Road
                                            Evergreen CO 80439
                                            Telecopy: 303-670-5623

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         XI. SUBORDINATION. Anything herein to the contrary notwithstanding, the indebtedness evidenced by this Note (or any renewal or extension thereof), including principal, premium, if any, and interest, is and shall be subordinate in right of payment, to the prior payment in full of all indebtedness of the Company now outstanding or hereafter incurred to Wells Fargo, N.A., its successors or assigns (the "Wells Fargo Debt"). The Holder of this Note acknowledges that the Wells Fargo Debt incurred after the date hereof may include, without limitation, bank or other borrowings in connection with working capital lines of credit and future business acquisitions that would materially increase the amount of Wells Fargo Debt.

         XII. GOVERNING LAW; JURISDICTION AND VENUE. This Note shall be governed by the laws of the State of Colorado. The Company hereby submits to the personal jurisdiction of the state and federal courts of appropriate subject matter jurisdiction located in the State of Colorado, for the purposes of any suit to enforce any rights of the Holder under this Note. The Company waives any right to object to suit in any such court on the grounds of an inconvenient forum or otherwise. The Holder may, at his option, bring any such suit in any other court with jurisdiction over the Company.

                                            PENTASTAR COMMUNICATION, INC.



                                            By: /s/ Robert S. Lazzeri
                                                --------------------------------
                                            Name: Robert S. Lazzeri
                                            Its:  Chief Executive Officer



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